[Letterhead of Orrick, Herrington & Sutcliffe LLP]

                                     March 14, 1997

MetLife Capital Funding Corp. III
15915 Katy Freeway
Suite 150
Houston, Texas  77094

Ladies and Gentlemen:

            At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement"), as prepared for filing by MetLife Capital Funding Corp. III, a Delaware corporation (the "Registrant") in connection with the registration under the Securities Act of 1933, as amended (the "Act") of Class A Asset Backed Notes (the "Securities"). The Securities are issuable in Series under a separate Indenture among the Trust and an Indenture Trustee named therein. The Securities of each Series are to be sold as set forth in the Registration Statement, any amendments thereto, and the prospectus and prospectus supplement relating to the Securities of such Series.

            We have examined such instruments, documents and records as we deemed relevant and necessary as a basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

            Based on such examination, we are of the opinion that when the issuance of each Series of the Securities has been duly authorized by appropriate corporate action and the Securities of such Series have been duly executed, authenticated and delivered in accordance with the Indenture and sold in the manner described in the Registration Statement, any amendment thereto and the prospectus and prospectus supplement relating thereto, the Securities will be legally issued, fully paid, non-assessable and binding obligations of the Trust created by the applicable Trust
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MetLife Capital Funding Corp. III
March 14, 1997
Page 2


Agreement, and the holders of the Securities of such Series will be entitled to the benefits of the Trust Agreement and Indenture, as applicable, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the prospectus contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                              Very truly yours,


                              /s/ Orrick, Herrington & Sutcliffe LLP

                              ORRICK, HERRINGTON & SUTCLIFFE LLP